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                                                            EXHIBIT 5.01

          June 30, 1998

          Ceridian Corporation
          8100 34th Avenue South
          Minneapolis, MN 55425

          Re:  Ceridian Corporation
               Registration Statement on Form S-8

          Dear Sir or Madam:

               I have acted as counsel to Ceridian Corporation, a Delaware corporation (the "Company"), in connection with the registration by the Company of 1,000,000 shares of its Common Stock, $0.50 par value (the "Shares"), pursuant to the Company's registration statement on Form S-8 which refers to the Company's Employee Stock Purchase Plan (Amended as of May 22, 1998) and which is to be filed with the Securities and Exchange Commission on June 30, 1998 (the "Registration Statement").

               In this connection, I have examined originals or copies, certified or otherwise identified to my satisfaction, of corporate records of the Company and such other documents that I have considered necessary as a basis for the opinions expressed herein. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with originals of all documents submitted to me as copies. As to all questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon statements of the Company and its officers and of public officials.

               Based upon the foregoing, I advise you that in my opinion:

               1. The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.

               2. The Company has corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement.

               3. The Shares have been duly authorized and, when issued in accordance with the Plan referred to in the Registration Statement, will be validly issued, fully paid and non-assessable.
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               I hereby consent to the filing of this opinion as Exhibit
          5.01 to the Registration Statement and to its use as part of the Registration Statement.


                                             Very truly yours,

                                             /s/ John A. Haveman
                                             John A. Haveman
                                             Vice President, Secretary and
                                             Associate General Counsel
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